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                                                                  Exhibit 23.1




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




5B Technologies Corporation
Woodbury, New York


We hereby consent to the incorporation by reference to the Registration Statements of 5B Technologies Corporation and Subsidiaries (the "Company") on Forms S-3 (Registration Nos. 333-51864 and 333-33334) and Form S-8 (Registration No. 333-40950), filed with the Securities and Exchange Commission, respectively, of our reports dated March 16, 2001 on the consolidated financial statements and schedule of the Company. appearing in the Annual Report on Form 10-K as of and for the year ended December 31, 2000.



BDO Seidman, LLP



Melville, New York
April  16, 2001